Exhibit 2.2

List of Schedules Omitted from the Merger Agreement
Included as Exhibit 2.1

Pursuant to Regulation S-K, Item 601(b)(2), the Schedule to the Merger Agreement included as Exhibit 2.1, as described below, has not been filed. The Registrant agrees to furnish supplementally a copy of the omitted Schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Nuestro Banco Disclosure Schedule

Paragraph	Content
4.2(b)	Authority; No Conflicts
4.4(b)	Company Financial Statements
4.6(a)	Absence of Certain Changes or Events
4.11(a)	Compliance with Laws
4.13(a)	Employee Benefit Plans
4.13(e)	Employee Benefit Plans
4.13(h)	Employee Benefit Plans
4.14	Material Contracts
4.15	Legal Proceedings
4.16	Regulatory Reports
4.19	Books and Records
4.22(a)	Loans; Allowance for Loan Losses
4.24(a)	Deposit Accounts
4.25	Related Party Transactions
4.27	Voting Agreements
4.28	Intellectual Property
4.30(a)	Technology Systems
4.30(c)	Technology Systems
4.30(d)	Technology Systems
4.31	Bank Secrecy Act Compliance; USA Patriot Act; OFAC